Exhibit 99.2

WEBA Technology Corp.

Financial Statements

Years ended December 31, 2015 and 2014

INDEPENDENT AUDITORS’ REPORT

To the Shareholders

WEBA Technology Corp.

We have audited the accompanying financial statements of WEBA Technology Corp. (the “Company”), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of income, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WEBA Technology Corp. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 8 to the financial statements, the Company’s shareholders sold 100% of their shares of common stock subsequent to December 31, 2015. Our opinion is not modified with respect to this matter.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

May 2, 2017

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WEBA Technology Corp.

Balance Sheets

	December 31,	December 31,
	2015	2014

ASSETS
Current Assets
Cash	$158,863	$24,310
Accounts receivable	327,436	286,915
Prepaid expenses	-	75
Loan to related party	500,000	-
Total current assets	986,299	311,300

Furniture and equipment	-	2,967

Total assets	$986,299	$314,267

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$147,546	$84,749
Loan from shareholders	450,000	-
Total current liabilities	597,546	84,749

Commitments and Contingencies

Shareholders’ Equity
Common stock: 1,000 shares authorized; No par value; 1,000 shares issued and outstanding as of December 31, 2015 and 2014	-	-
Retained earnings	388,753	229,518
Total shareholders’ equity	388,753	229,518

Total liabilities and shareholders’ equity	$986,299	$314,267

See accompanying notes to the financial statements.

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WEBA Technology Corp.

Statements of Income

	Years Ended December 31,
	2015	2014

Net sales	$2,533,905	$2,820,483
Cost of goods sold	1,652,658	1,951,812
Gross profit	881,247	868,671

Operating expenses:
Selling, general and administrative	722,012	720,895

Net income	$159,235	$147,776

See accompanying notes to the financial statements.

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WEBA Technology Corp.

Statements of Changes in Shareholders’ Equity

For the years ended December 31, 2015 and 2014

	Common Stock		Retained	Shareholders’
	Shares	Amount	Earnings	Equity

Balance, January 1, 2014	1,000	$-	$241,742	$241,742

Distribution to shareholders	-	-	(160,000)	(160,000)

Net income	-	-	147,776	147,776

Balance, December 31, 2014	1,000	-	229,518	229,518

Net income	-	-	159,235	159,235

Balance, December 31, 2015	1,000	$-	$388,753	$388,753

See accompanying notes to the financial statements.

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WEBA Technology Corp.

Statements of Cash Flows

	Years Ended December 31,
	2015	2014

Net cash flows from operating activities
Net income	$159,235	$147,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,063	9,811
Change in operating assets and liabilities:
Accounts receivable	(40,521)	144,782
Prepaid expenses	75	149
Accounts payable and accrued expenses	62,797	(81,286)
Net cash used in operating activities	194,649	221,232

Cash flows from investing activities
Purchases of furniture and equipment	(10,096)	(12,778)
Loan to related party	500,000	-
Net cash used in investing activities	(510,096)	(12,778)

Cash flows from financing activities
Distribution to shareholders	-	(160,000)
Repayment of line of credit	-	(50,000)
Proceeds from loan from shareholders	450,000	-
Net cash provided by (used in) financing activities	450,000	(210,000)

Net change in cash	134,553	(1,546)

Cash at beginning of the year	24,310	25,856

Cash at end of the year	$158,863	$24,310

Supplemental disclosure of cash flow information
Interest paid during year	$-	$561
Income taxes paid during year	$-	$-

See accompanying notes to the financial statements.

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WEBA Technology Corp.

Notes to Financial Statements

December 31, 2015 and 2014

NOTE 1 – Organization and Nature of Business

WEBA Technology Corp. (“WEBA”, the “Company”, “we”, or “our”), a Wisconsin corporation, develops, manufactures and markets additive packages for the antifreeze/coolant, gas patch coolants and heat transfer industries.

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”).

Operating Segments

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated on a regular basis by the chief operating decision maker, or decision making group, in deciding how to allocate resources to an individual segment and in assessing the performance of the segment. Operating segments may be aggregated into a single operating segment if the segments have similar economic characteristics, among other criteria. The Company operated as one segment.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent within the financial reporting process, actual results may differ significantly from those estimates.  Significant estimates include, but are not limited to, items such as, the allowance for doubtful accounts. Due to the uncertainties inherent in the formulation of accounting estimates, it is reasonable to expect that these estimates could be materially revised within the next year.

Revenue Recognition

The Company recognizes revenue when (1) delivery of product has occurred or services have been rendered, (2) there is persuasive evidence of a sale arrangement, (3) selling prices are fixed or determinable, and (4) collectability from the customer (individual customers and distributors) is reasonably assured. Revenue consists primarily of revenue generated from the sale of the Company’s products. This generally occurs when the Company’s products are shipped as title has passed. Revenue is recorded net of estimated cash discounts. The Company estimates and accrues an allowance for sales returns at the time the product is sold. To date, sales returns have not been material. Shipping costs passed to the customer are included in net sales.

Costs

Cost of goods sold includes all direct material and labor costs and those indirect costs of bringing raw materials to sale condition, including shipping and handling costs. Selling, general, and administrative costs are charged to operating expenses as incurred. Research and development costs are expensed as incurred, are included in operating expenses and were insignificant in 2015 and 2014. Advertising costs are expensed as incurred.

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Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less an allowance for expected uncollectible amounts. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, the customer’s willingness or ability to pay, the Company’s compliance with customer invoicing requirements, the effect of general economic conditions and the ongoing relationship with the customer. Accounts with outstanding balances longer than the payment terms are considered past due. We do not charge interest on past due balances. The Company writes off trade receivables when all reasonable collection efforts have been exhausted. Bad debt expense is reflected as a component of general and administrative expenses in the statements of income. The allowance for doubtful accounts totaled $0 as of December 31, 2015 and 2014.

Furniture and Equipment

Furniture and equipment is stated at cost. The Company provides for depreciation on the cost of its equipment using the straight-line method over an estimated useful life, ranging from three to seven years, and zero salvage value. Expenditures for repairs and maintenance are charged to expense as incurred.

For purposes of computing depreciation, the useful lives of furniture and equipment are as follows:

Furniture	7 years

Equipment	3-7 years

Depreciation expense for the years ended December 31, 2015 and 2014 was $13,063 and $9,811, respectively.

Impairment of Long-Lived Assets

Furniture and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held-for-sale would be presented separately in the appropriate asset and liability sections of the balance sheet, if material.

Fair Value of Financial Instruments

The Company has adopted the framework for measuring fair value that establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and lowest priority to unobservable inputs (Level 3 measurements).

The three levels of inputs that may be used to measure fair value are as follows:

●	Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date;

●	Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data; and

●	Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions that market participants would use in pricing an asset or liability. Valuation is generated from model-based techniques with the unobservable assumptions reflecting our own estimate of assumptions that market participants would use in pricing the asset or liability.

Cash, accounts receivable, loan to related party, accounts payable and accrued expenses, and loan from shareholders are reflected in the balance sheets at their estimated fair values primarily due to their short-term nature.

Income Taxes

The Company has elected to be treated as an S corporation for federal and state income tax purposes. Consequently, federal and state income taxes are not payable by the Company. The Company’s net income or loss is passed through to the shareholders and shareholders are taxed individually on their share of the Company’s earnings. Wisconsin also requires S corporations to pay an economic development surcharge on net income apportioned to Wisconsin for companies who have gross receipts greater than $4 million. The Company did not have gross receipts greater than $4 million during the years ended December 31, 2015 or 2014.

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NOTE 3 – Loan to Related Party

On December 4, 2015, the Company and Recovery Solutions & Technologies, Inc., an Arizona corporation, (the “Borrower”) entered into a Loan Agreement whereby the Company agreed to lend to Borrower and Borrower agreed to borrow from the Company the principal amount of $500,000 with a maturity date of March 31, 2016 and an interest rate of 0.56% per annum. The maturity date of the loan was extended several times and ultimately settled as part of the purchase of the Company on December 27, 2016 (see Note 9). The Borrower is considered a related party as one of the shareholders of WEBA is also a significant shareholder of the Borrower, a member of senior management and a board member of the Borrower.

Interest income for the year ended December 31, 2015 was not significant.

NOTE 4 – Loan from Shareholders

On December 4, 2015, the Company and its shareholders entered into loan agreements whereby the shareholders agreed to lend to the Company and the Company agreed to borrow from the shareholders the principal amount of $450,000 with a maturity date of March 31, 2016 and an interest rate of 0.56% per annum. The maturity date of the loan was extended several times and ultimately settled as part of the purchase of the Company on December 27, 2016 (see Note 9).

NOTE 5 – Shareholders’ Equity

Common Stock

As of December 31, 2015, the Company has 1,000 shares of common stock outstanding. The Company’s articles of incorporation authorize the Company to issue up to 1,000 shares of no par value, common stock. The holders are entitled to one vote for each share on matters submitted to a vote to shareholders, and to share pro rata in all dividends payable on common stock.

NOTE 6 – Commitments and Contingencies

Litigation

The Company may be party to legal proceedings in the ordinary course of business.  The Company believes that the nature of these proceedings (collection actions, etc.) are typical for a Company of its size and scope of operations. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

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NOTE 7 – Concentration of Credit Risk and Major Customers

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted.  Concentrations of credit risk that arise from financial instruments exist for groups of customers when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

•	Cash – Financial instruments that subject the Company to credit risk are cash balances maintained in excess of federal depository insurance limits. At December 31, 2015 and 2014, the Company did not have any cash balances which were not guaranteed by the Federal Deposit Insurance Corporation. To date, the Company has not experienced any losses in such accounts and believes the exposure is minimal.

•	Major customers and accounts receivable – Major customers represent any customer that accounts for more than 10% of revenues for the year. During 2015, the Company had two customers that accounted for 26% and 15%, respectively, of revenues. During 2014, the Company had two customers that accounted for 31% and 12%, respectively, of revenues. As of December 31, 2015, the Company had three customers that accounted for 40%, 16% and 9%, respectively, of accounts receivable. As of December 31, 2014, the Company had three customers that accounted for 28%, 17% and 14%, respectively, of accounts receivable.

Note 8 – Related Party Transactions

One of the Company’s shareholders was the Chief Technical Officer of GlyEco, Inc. (“GlyEco”) during the years ended December 31, 2015 and 2014. During the years ended December 31, 2015 and 2014, the Company had sales to GlyEco of $375,362 and $159,621, respectively. As of December 31, 2015 and 2014, GlyEco owed the Company $51,087 and $25,880, respectively, which is included in accounts receivable in the accompanying balance sheets.

On December 4, 2015 the Company loaned Recovery Solutions & Technology, Inc. $500,000 (see Note 3).

On December 4, 2015 the Company borrowed $450,000 from its shareholders (see Note 4).

NOTE 9 – Subsequent Events

The Company has performed an evaluation of events occurring subsequent to December 31, 2015 through May 2, 2017, the date of the issuance of these financial statements. Based on our evaluation, nothing other than the events described below need to be disclosed.

On December 27, 2016, the Company entered into a Stock Purchase Agreement (“WEBA SPA”) with GlyEco. Pursuant to the WEBA SPA, GlyEco acquired all of the Company’s shares for $150,000 in cash and $2.65 million in 8% Promissory Notes. In addition, the sellers may be entitled to receive earn-out payments of up to an aggregate of $2,500,000 for calendar years 2017, 2018, and 2019 based upon terms set forth in the WEBA SPA. GlyEco also issued 5,625,000 shares as repayment of $450,000 of loans from the Company’s shareholders.

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